  LIMITED WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This LIMITED WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT
AGREEMENT (this "Amendment") is dated as of November 30, 2004, and is entered into by and among ENERGY WEST, INCORPORATED, a Montana corporation (the
"Company"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association
("LaSalle"), in its capacity as the Agent for the "Banks" party to the Credit
Agreement described below (in such capacity, the "Agent"), such Banks and each other Loan Party.

         WHEREAS, the Agent, the Banks and the Company have entered into that certain Amended and Restated Credit Agreement dated as of March 31, 2004 (as such agreement has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, the Company has advised the Agent that, notwithstanding its representations and warranties made under and its affirmative covenants contained in the Credit Agreement to the contrary: (i) the copies of the audited consolidated financial statements of the Company and its Subsidiaries as at June
30, 2003 delivered by the Company to each Bank were not prepared in accordance with GAAP (the "June, 2003 Non-GAAP Compliance Event") and (ii) the
representations made by the Company in compliance certificates delivered by it to the Agent with respect to the trailing twelve (12) month periods ending June
30, 2004 and September 30, 2004 were not prepared in accordance with GAAP (the
"2004 Non-GAAP Compliance Events"); and

         WHEREAS, the Company has also advised the Agent and the Banks that certain Events of Default have arisen and currently exist under: (i) Section
12.1.5(a) of the Credit Agreement as a result of the failure by the Company to deliver to the Agent the audited financial statements required to be delivered pursuant to subsection 10.1.1 of the Credit Agreement with respect to the Fiscal
Year ended June 30, 2004 by November 12, 2004, (ii) Section 12.1.5(a) of the
Credit Agreement as a result of the failure by the Company to deliver to the
Agent the financial statements required to be delivered pursuant to subsection
10.1.2(a) of the Credit Agreement with respect to the Fiscal Quarter ended
September 30, 2004 by November 12, 2004 (the Events of Default described in clauses (i) and (ii), together the "Financials Defaults"), (iii) Section
12.1.5(a) of the Credit Agreement as a result of the failure by the Company to maintain an Interest Coverage Ratio of at least 2.00 to 1.00 as of September 30,
2004, as required by Section 10.6.1 of the Credit Agreement, (iv) Section
12.1.5(a) of the Credit Agreement as a result of the failure by the Company to maintain a Total Debt to Capital Ratio of 0.70 to 1.00 or less as of September
30, 2004, as required by Section 10.6.2 of the Credit Agreement, (v) Section
12.1.6 of the Credit Agreement as a result of the occurrence of the June, 2003
Non-GAAP Compliance Event and a corresponding violation of Section 9.4 of the
Credit Agreement (together with other Events of Default which have occurred and are continuing due to such violation of Section 9.4 and subsequent warranties made by the Company that no Event of Default had occurred which were not true due solely to the occurrence of the June, 2003 Non-GAAP Compliance Event) (the
"June, 2003 Restatement Defaults"), and (vi) Sections 12.1.5(a) and 12.1.6 of
the Credit Agreement as a result of the occurrence of the 2004 Non-GAAP
Compliance Events and a corresponding violation of Section 10.1.3 of the Credit
Agreement (together with other Events of Default which have occurred and are continuing due to such violation of Section 10.1.3 and subsequent warranties made by the Company that no Event of Default had occurred which were not true due solely to the occurrence of the 2004 Non-GAAP Compliance Events) (the "2004
Restatement Defaults") (collectively, the Events of Default described in clauses
(i) through (vi) above are sometimes referred to herein as the "Existing Events of Default"); and

         WHEREAS, Company desires that the Agent and the Banks waive the
Existing Events of Default; and

         WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein and the Agent and the Banks are, subject to the terms hereof, willing to so amend the Credit Agreement.

         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the
Credit Agreement.

         2. Amendments to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 5 below, the Credit Agreement is hereby amended, as follows, by:

         (a) deleting the definition of "Base Rate Margin" appearing in Section
1.1 of the Credit Agreement and substituting the following language therefor:

         " `Base Rate Margin' means: (i) with respect to Term Loan A, one and one half percent (1.50%) per annum; (ii) with respect to Term Loan B:
         (A) from the Restatement Effective Date through June 30, 2004, one percent (1.00%) per annum; (B) from July 1, 2004 through March 31,
         2005, two percent (2.00%) per annum, (C) from April 1, 2005 through
         June 30, 2005, three percent (3.00%) per annum and (D) from July 1,
         2005 and thereafter, four percent (4.00%) per annum; and (iii) with respect to Revolving Loans, zero percent (0.00%) per annum."

         (b) adding the following definitions of "Fourth Amendment Closing Date"
and "Resources" to Section 1.1 of the Credit Agreement in the correct alphabetical order:

         "        `Fourth Amendment Closing Date' means November 30, 2004."

         "        `Resources'  means  Energy  West  Resources,  Inc.,  a  Montana corporation,  together  with its successors and assigns."

         (c) deleting the date of "November 30, 2004" appearing in the definition of "Revolving Termination Date" in Section 1.1 of the Credit
Agreement and substituting the date "November 28, 2005" therefor;

         (d) deleting the date of "November 30, 2004" appearing in Section 10.26 of the Credit Agreement and substituting the date "October 1, 2005" therefor;

         (e) deleting Schedule 3.3 to the Credit Agreement in its entirety and substituting Annex A attached hereto therefor;

         (f) deleting clause (c) of Section 10.7 of the Credit Agreement in its entirety and substituting the following language therefor:

         " (c) Debt of Subsidiaries to the Company; provided, however, in no event shall the Debt of Resources to the Company, when taken together with all capital contributions and other distributions of the Company or any of its Subsidiaries other than Resources made to, as well as all
         Investments by such Persons in, Resources from and after the Fourth
         Amendment Closing Date, exceed $1,000,000 in the aggregate at any time;";

                  (g) deleting Section 10.11 of the Credit Agreement in its
entirety and substituting the following language therefor:

         "10.11 Mergers, Consolidations, Sales. Not, and not permit any
         Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for: (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary
         (other than Resources) into the Company or into, with or to any other
         Wholly-Owned Subsidiary (other than Resources); (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary
         (other than Resources) of the assets or stock of any Wholly-Owned
         Subsidiary (other than Resources); and (c) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year (other than Inventory sold in the ordinary course of business and in accordance with past practices) does not exceed five percent (5%) of the net book value of the consolidated assets of the
         Company and its Subsidiaries as of the last day of the preceding Fiscal
         Year.";

                  (h) deleting clause (a) of Section 10.21 of the Credit
Agreement in its entirety and substituting the following language therefor:

         " (a) contributions by the Company to the capital of any of its
         Subsidiaries, or by any such Subsidiary to the capital of any of its
         Subsidiaries; provided, however, in no event shall the amount of all capital contributions and other distributions of the Company and its Subsidiaries other than Resources made to, as well as all
          Investments by such Persons in, Resources from and after the Fourth
          Amendment Closing Date, when taken together with the amount of Debt of
          Resources to the Company and its Subsidiaries other than Resources outstanding, exceed $1,000,000 in the aggregate at any time";

                  (i) deleting clause (b) of Section 10.21 of the Credit
Agreement in its entirety and substituting the following language therefor:

         " (a) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of
         intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7; provided, however, in no event shall the amount of all capital contributions and other distributions of the Company and its
         Subsidiaries other than Resources made to, as well as all Investments by such Persons in, Resources from and after the Fourth Amendment
         Closing Date, when taken together with the amount of Debt of Resources to the Company and its Subsidiaries other than Resources outstanding, exceed $1,000,000 in the aggregate at any time"; and

         (j) deleting Exhibit B to the Credit Agreement in its entirety and substituting Annex C attached hereto therefor:

         3. Waivers of Existing Events of Default. Subject to the conditions set forth in Section 5 below, the Agent and the Banks hereby waive the Existing
Events of Default; provided, however, nothing herein, nor any actions taken or not taken by the Agent or the Banks pursuant hereto or pursuant to any of the other Loan Documents, shall or be deemed to: (i) constitute a waiver of any other Event of Default now existing or hereafter arising or a waiver of compliance with any term or provision in the Agreement or any of the other Loan
Documents, (ii) except as expressly set forth herein, constitute a waiver of any rights, claims and/or remedies under the Loan Documents and/or applicable law, or (iii) constitute a course of dealing among the parties; provided, further:

                  (x) neither of the Financials Defaults shall be waived in any capacity, manner or form unless and until the Company has delivered to the Agent: (1) the audited financial statements required to be delivered pursuant to subsection 10.1.1 of the Credit Agreement with respect to the Fiscal Year ended June 30, 2004, which audited financial statements shall comply with the requirements set forth in subsection
         10.1.1 of the Credit Agreement and (2) the financial statements required to be delivered pursuant to subsection 10.1.2(a) of the Credit
         Agreement with respect to the Fiscal Quarter ended September 30, 2004, which financial statements shall comply with the requirements set forth in subsection 10.1.2(a) of the Credit Agreement; and

                  (y) none of the June, 2003 Restatement Defaults nor any of the
         2004 Restatement Defaults shall be waived in any capacity, manner or form unless and until the Agent shall have received from the Company copies of restated consolidated financial statements of the Company and its Subsidiaries as at June 30, 2003 which are: (i) audited by Deloitte
         & Touche LLP, (ii) prepared in accordance with GAAP; (iii) present fairly the consolidated financial condition of the Company and its
         Subsidiaries as at June 30, 2003 and the results of their operations for the fiscal years then ended; and (iv) are

          otherwise in form and substance satisfactory to the Agent and the
          Banks; provided, however, audited consolidated financial
          statements which are in form and substance substantially similar to the draft financial statements attached hereto as Annex B shall be deemed to be in form and substance satisfactory to the Agent and the Banks for purposes of this clause (y).

         4. Ratification; No Defenses; Waiver.

         (a) Ratification. The Company and each other Loan Party hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Loan Document and agrees to perform each of its obligations thereunder as and when required. By executing this Amendment, the
Company and each other Loan Party hereby further ratifies, acknowledges, affirms and reconfirms that each Loan Document, as amended hereby, constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, and that each such Loan Document, as amended hereby, is in full force and effect.

         (b) No Defenses. The Company and each other Loan Party hereby represent and warrant to, and covenant with the Agent and the Banks that as of the date hereof: (i) neither Company nor any other Loan Party has any defenses, offsets or counterclaims of any kind or nature whatsoever against the Agent or any Bank with respect to any of the loans or other financial accommodations made under any of the Loan Documents or any of the Loan Documents themselves, or any action previously taken or not taken by the Agent or any of the Banks with respect thereto, and (ii) the Agent and the Banks have fully performed all obligations to the Company and each other Loan Party which they may have had or have on and of the date hereof.

         (c) Waiver. The Company and each other Loan Party, on behalf of each such Person and their respective executors, successors and assigns, hereby waives, releases and discharges the Agent and the Banks and all of the affiliates, directors, officers, employees, attorneys and the Agents of the
Agent and the Banks, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loan Documents and any documents, agreements, dealings or other matters connected with the Loan
Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or before the date hereof.

         5. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

         (a) the Company, each other Loan Party and each Bank shall have executed and delivered this Amendment and such other documents and instruments as the Agent may reasonably require;

         (b) the representations and warranties set forth in Section 6 of this
Amendment shall be true and correct;

         (c) LaSalle shall have received from the Company in immediately available funds a fully-earned, non-refundable amendment fee for its own account in an amount equal to $20,000;

         (d) the Agent shall have received from the Company for the account of each Bank an upfront, fully-earned and non-refundable administrative fee in the amount of $75,000 (and the Agent agrees to promptly forward to each Bank a portion of such upfront fee in the amount previously agreed to between the Agent and such Bank); and

         (e) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Agent and its legal counsel.

         6. Representations and Warranties. To induce the Agent and the Banks to enter into this Amendment, the Company and each other Loan Party hereby represents and warrants to the Agent and the Banks that: (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and each such other Loan
Party and this Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment and the Credit Agreement, as amended hereby, constitute valid and binding obligations of each of them, as applicable, enforceable in accordance with their respective terms, (ii) no Default or Event of Default (other than the Existing Events of Default) has occurred or is continuing under the Credit Agreement or would result from the execution and delivery of this Amendment, and (iii) each of the representations and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, unless any such representation or warranty is already qualified by materiality or is not true solely due to the existence of an Existing Event of Default, in which case it shall be true and correct in all respects.

         7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         8. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit
Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. A counterpart of this Amendment delivered by facsimile or other electronic means shall for all purposes be as effective as delivery of an original counterpart.

         10. Costs. The Company agrees to pay on demand all reasonable costs and expenses incurred by the Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

         11. Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the

laws of the State of Illinois, without giving effect to any provisions relating to conflict of laws that would call for the application of the laws of another jurisdiction.

         12. Miscellaneous. This Amendment shall be deemed to be a Loan
Document.

            - Remainder of Page Left Blank; Signature Page Follows -

         Delivered at Chicago, Illinois, as of the day and year first above written.

AGENT AND BANK:                                              OTHER LOAN PARTIES:

LASALLE BANK, NATIONAL ASSOCIATION, a national banking       ENERGY WEST PROPANE, INC.,
association, as Agent and as a Bank                          a Montana corporation

By:      /s/ Meghan Payne                                    By:      /s/ John C. Allen
   -------------------------------------                        ---------------------------------------
Name:    Meghan Payne                                        Name:   John C. Allen
     -----------------------------------                          -------------------------------------
Title:   First Vice President                                Title:  Authorized Representative
      ----------------------------------                           ------------------------------------

COMPANY:

ENERGY WEST, INCORPORATED, a Montana corporation             ENERGY WEST RESOURCES, INC.,
                                                             a Montana corporation

By:      /s/ David A. Cerotzke
   -------------------------------------
Name:        David A. Cerotzke                               By:     /s/ John C. Allen
     -----------------------------------                        ---------------------------------------
Title:       President & CEO                                 Name:   John C. Allen
      ----------------------------------                          -------------------------------------                                                             Title:
                                                             Title:  Authorized Representative
                                                                   ------------------------------------

                                                             ENERGY WEST DEVELOPMENT, INC.,
                                                             a Montana corporation

                                                             By:     /s/ John C. Allen
                                                                 --------------------------------------
                                                             Name:   John C. Allen
                                                                   ------------------------------------
                                                             Title:  Authorized Representative
                                                                   ------------------------------------

                                ANNEX A to Limited Waiver and Fourth Amendment

                              REVISED SCHEDULE 3.3

                           INSTALLMENTS OF TERM LOANS

                                                                         Amount of Term Loan Installment

Date                                                        Term Loan A                     Term Loan B
----                                                        -----------                     -----------

[November 30, 2004                                          $33,333.33                      -0-]
December 31, 2004                                           $33,333.33                      -0-

January 31, 2005                                            $33,333.33                      -0-
February 28, 2005                                           $33,333.33                      -0-
March 31, 2005                                              $33,333.33                      -0-
April 30, 2005                                              $33,333.33                      -0-
May 31, 2005                                                $33,333.33                      -0-
June 30, 2005                                               $33,333.33                      -0-
July 31, 2005                                               $33,333.33                      -0-
August 31, 2005                                             $33,333.33                      -0-
September 30, 2005                                          $33,333.33                      -0-
October 1, 2005                                             -0-                             the outstanding
                                                                                            principal amount of Term
                                                                                            Loan B then outstanding
October 31, 2005                                            $33,333.33
November 31, 2005                                           $33,333.33
December 31, 2005                                           $33,333.33

January 31, 2006                                            $33,333.33
February 28, 2006                                           $33,333.33
March 31, 2006                                              $33,333.33
April 30, 2006                                              $33,333.33
May 31, 2006                                                $33,333.33
June 30, 2006                                               $33,333.33
July 31, 2006                                               $33,333.33
August 31, 2006                                             $33,333.33
September 30, 2006                                          $33,333.33
October 31, 2006                                            $33,333.33
November 30, 2006                                           $33,333.33
December 31, 2006                                           $33,333.33

January 31, 2007                                            $33,333.33
February 28, 2007                                           $33,333.33
March 31, 2007                                              $33,333.33

April 30, 2007                                              $33,333.33
May 31, 2007                                                $33,333.33
June 30, 2007                                               $33,333.33
July 31, 2007                                               $33,333.33
August 31, 2007                                             $33,333.33
September 30, 2007                                          $33,333.33
October 31, 2007                                            $33,333.33
November 30, 2007                                           $33,333.33
December 31, 2007                                           $33,333.33

January 31, 2008                                            $33,333.33
February 29, 2008                                           $33,333.33
March 31, 2008                                              $33,333.33
April 30, 2008                                              $33,333.33
May 31, 2008                                                $33,333.33
June 30, 2008                                               $33,333.33
July 31, 2008                                               $33,333.33
August 31, 2008                                             $33,333.33
September 30, 2008                                          $33,333.33
October 31, 2008                                            $33,333.33
November 30, 2008                                           $33,333.33
December 31, 2008                                           $33,333.33

January 31, 2009                                            $33,333.33
February 28, 2009                                           $33,333.33
March 31, 2009                                              the outstanding principal
                                                            amount of Term Loan A then
                                                            outstanding